Exhibit 99.1

Earnings Release

CONTACT:	First Potomac Realty Trust
Jaime N. Marcus	7600 Wisconsin Avenue
Manager, Investor Relations	11th Floor
(301) 986-9200	Bethesda, MD 20814
jmarcus@first-potomac.com	www.first-potomac.com

FIRST POTOMAC REALTY TRUST REPORTS

FIRST QUARTER 2014 RESULTS

Achieves Ninth Consecutive Quarter of Positive Net Absorption

BETHESDA, MD. (April 24, 2014) – First Potomac Realty Trust (NYSE: FPO), a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, D.C. region, reported results for the three months ended March 31, 2014.

First Quarter 2014 and Subsequent Highlights

•	Reported Core Funds From Operations of $13.4 million, or $0.22 per diluted share.

•	Executed 257,000 square feet of leases, including 145,000 square feet of new leases.

•	Signed an 82,000 square foot lease with the GSA at Atlantic Corporate Park, a 220,000 square foot office property, bringing the property to 81.3% leased.

•	Increased leased percentage on consolidated portfolio to 88.9% from 86.3% at March 31, 2013, and increased leased percentage on strategic hold portfolio to 93.1% from 89.8% at March 31, 2013.

•	In January, sold a three-property portfolio, totaling 342,000 square feet, located in Gaithersburg, Maryland, for net proceeds of $31.6 million.

•	In April, sold West Park, a 29,000 square-foot office building and Patrick Center, a 66,000 square-foot office building, for aggregate net proceeds of $13.8 million, bringing aggregate net proceeds from dispositions for the year to $45.4 million.

•	In April, acquired 1401 K Street, NW, a twelve-story, 117,000 square foot office building located in downtown Washington, D.C., for $58.0 million, which was partially funded with the assumption of an existing mortgage loan totaling $37.3 million.

Douglas J. Donatelli, Chairman and CEO of First Potomac Realty Trust, stated, “Our first quarter results provided the Company with a very strong start to 2014. We ended the quarter with solid leasing momentum, including signing a lease with the GSA at Atlantic Corporate Park, and as a result, delivered our ninth consecutive quarter of positive net absorption. We continued to improve our operating metrics, realized positive NOI growth, despite higher than normal snow removal costs, and closed on the acquisition of a high-quality, multi-story office building in downtown Washington, D.C. We continued to execute on the capital recycling strategy we have outlined, and we look forward to growing the office portion of our portfolio through selective, opportunistic acquisitions in the coming months.”

Funds From Operations (“FFO”) and Core FFO decreased for the three months ended March 31, 2014 compared with the same period in 2013 due to a reduction in net operating income as a result of the sale of the majority of the Company’s industrial properties in June 2013, the operations of which are presented in discontinued operations. The reduction in net operating income from the industrial portfolio sale was partially offset by improvements in net operating income on a same-property basis, as well as, a reduction in interest expense as the Company reduced its outstanding debt by approximately $284 million and decreased the weighted average interest rate on its total outstanding debt by 35 basis points since March 31, 2013.

Earnings Release - Continued

A reconciliation between Core FFO and FFO available to common shareholders for the three months ended March 31, 2014 and 2013 is presented below (in thousands, except per share amounts):

	Three Months Ended March 31,
	2014		2013
	Amount	Per diluted share	Amount	Per diluted share
Core FFO	$13,364	$0.22	$15,846	$0.30
Deferred abatement and straight-line amortization(1)	(1,045)	(0.02)	1,567	0.03
Acquisition costs	(68)	—	—	—
Legal costs associated with informal SEC inquiry	—	—	(336)	(0.01)

FFO available to common shareholders	$12,251	$0.20	$17,077	$0.32

Net (loss) income	$(1,443)		$1,963
Net loss attributable to common shareholders per diluted common share(2)	$(0.08)		$(0.02)

(1)	As the result of the sale of Girard Business Center and Gateway Center in January 2014, the Company accelerated the amortization of straight-line rents and deferred abatement related to those properties. For the three months ended March 31, 2013, the Company accelerated amortization of the straight-line balance and the deferred abatement for Engineering Solutions at I-66 Commerce Center, which terminated its lease prior to completion. The tenant vacated the property at the end of March 2013. The property was sold in May 2013.
(2)	Reflects amounts attributable to noncontrolling interests and the impact of dividends on the Company’s preferred shares to arrive at net loss attributable to common shareholders.

A reconciliation of net (loss) income to FFO available to common shareholders and Core FFO, as well as definitions and statements of purpose, are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

Operating Performance

At March 31, 2014, the Company’s consolidated portfolio consisted of 137 buildings totaling 8.7 million square feet. The Company’s consolidated portfolio was 88.9% leased and 86.0% occupied at March 31, 2014 and 86.3% leased and 83.9% occupied at March 31, 2013. Year-over-year, the Company’s consolidated portfolio experienced a 260 basis-point increase in its leased percentage and a 210 basis-point increase in its occupied percentage. The Company’s strategic hold portfolio was 93.1% leased and 91.1% occupied at March 31, 2014 and 89.8% leased and 86.7% occupied at March 31, 2013. The Company’s value-add portfolio was 81.8% leased and 53.4% occupied at March 31, 2014 and 59.5% leased and 52.3% occupied at March 31, 2013. The Company’s non-core portfolio was 78.9% leased and 77.9% occupied at March 31, 2014 and 81.9% leased and 78.3% occupied at March 31, 2013.

During the first quarter of 2014, the Company executed 257,000 square feet of leases, which consisted of 145,000 square feet of new leases and 112,000 square feet of renewal leases. As a result, the Company delivered its ninth consecutive quarter of positive net absorption, which totaled 28,000 square feet in the first quarter of 2014. The Company’s executed new leases during the quarter included a 10-year lease for 82,000 square feet at Atlantic Corporate Park in Sterling, Virginia, which brings the property to 81.3% leased. Atlantic Corporate Park was vacant at the time of its acquisition in November 2010. The 112,000 square feet of renewal leases in the quarter reflected a tenant retention rate of 53%.

Same-Property Net Operating Income (“Same-Property NOI”) increased 1.2% on an accrual basis for the three months ended March 31, 2014 compared with the same period in 2013. The increase in Same-Property NOI was primarily due to increases in occupancy at Three Flint Hill, located in Northern Virginia, and Crossways Commerce Center and Norfolk Commerce Park, which are both located in Southern Virginia. The Company reported positive Same-Property NOI growth for its Southern Virginia, Northern Virginia and Washington, D.C. regions. Same-Property NOI decreased

Earnings Release - Continued

for the Maryland region for the three months ended March 31, 2014 compared with the same period in 2013 as a result of a decrease in occupancy at Metro Park North. However, the decrease in Same-Property NOI for the Maryland region was partially offset by an increase in occupancy at Redland Corporate Center, which became fully occupied during the first quarter of 2014. During the three months ended March 31, 2014, the Company incurred an additional $600,000 of snow and ice removal costs, net of recoveries, in the same-property pool than in the first quarter of 2013. Excluding the impact of the additional snow and ice removal costs, the Company’s Same-Property NOI increased 3.5%.

A reconciliation of net (loss) income to Same-Property NOI and a definition and statement of purpose are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

A list of the Company’s properties, as well as additional information regarding the Company’s results of operations, and the Company’s definition of “strategic hold,” “value add” and “non-core” as they relate to its portfolio, can be found in the Company’s First Quarter 2014 Supplemental Financial Information Report, which is posted on the Company’s website, www.first-potomac.com.

Acquisition

On April 8, 2014, the Company acquired 1401 K Street, NW, a twelve-story, 117,000 square foot office building in Washington, D.C. for $58.0 million. The property is currently 88% leased to 22 tenants. The acquisition was funded with the assumption of a $37.3 million mortgage loan, a $20.0 million draw under the Company’s unsecured revolving credit facility and available cash.

Dispositions

Consistent with the Company’s previously disclosed strategy of focusing on high-quality, multi-story office properties, the Company continued to dispose of certain non-core properties. In January 2014, the Company sold a portfolio of properties that consisted of Girard Business Center, a seven-building, 297,000 square foot business park, and Gateway Center, a two-building, 45,000 square foot office park, which are both located in Gaithersburg, Maryland, for aggregate net proceeds of $31.6 million. Proceeds from the sale were used to pay down outstanding debt. The Company reported a gain on the sale of the portfolio of $0.1 million in its first quarter results.

In April 2014, the Company sold West Park, a 29,000 square foot four-story office building, and Patrick Center, a 66,000 square foot seven-story office building, which are both located in Frederick, Maryland, for aggregate net proceeds of $13.8 million. As previously disclosed, the Company recorded an impairment charge of $2.2 million on West Park in the fourth quarter of 2013.

At March 31, 2014, the Company classified West Park and Patrick Center as “held-for-sale” on its consolidated balance sheet. The operating results of Girard Business Center, Gateway Center, West Park and Patrick Center for each of the periods presented in this press release and the gain on the sale of Girard Business Center and Gateway Center are reflected as discontinued operations in the Company’s consolidated statements of operations.

Mezzanine Loan Modification

In December 2010, the Company provided a $25.0 million mezzanine loan to the owners of 950 F Street, NW, a ten-story, 287,000 square foot, office/retail building located in Washington, D.C., which is secured by a portion of the owners’ interest in the property. The loan was pre-payable without penalty as of December 21, 2013. As previously disclosed, on January 10, 2014, the Company amended and restated the loan to increase the outstanding balance to $34.0 million and reduced the fixed interest rate from 12.5% to 9.75%. The amended and restated mezzanine loan matures on April 1, 2017 and is pre-payable in full on or after December 21, 2015. The $9.0 million increase in the loan was provided by a draw under the Company’s unsecured revolving credit facility.

Earnings Release - Continued

Balance Sheet

The Company had $671.1 million of debt outstanding at March 31, 2014 compared with $954.9 million of debt outstanding at March 31, 2013. Of the Company’s outstanding debt at March 31, 2014, $229.6 million was fixed-rate debt, $300.0 million was hedged variable-rate debt, and $141.5 million was unhedged variable-rate debt.

Dividends

On April 22, 2014, the Company declared a dividend of $0.15 per common share, equating to an annualized dividend of $0.60 per common share. The dividend will be paid on May 15, 2014 to common shareholders of record as of May 6, 2014. The Company also declared a dividend of $0.484375 per share on its Series A Preferred Shares. The dividend will be paid on May 15, 2014 to preferred shareholders of record as of May 6, 2014.

Core FFO Guidance

The Company reaffirmed its full-year 2014 Core FFO per share guidance of $0.92 to $1.00 per diluted share. In reaffirming its guidance, the Company has included all completed capital recycling activities as of the date of this release. As previously disclosed, the Core FFO guidance range is particularly wide as a result of potential additional capital recycling activities during 2014 (the assumptions of which are set forth in the footnotes to the table below). The following is a summary of the assumptions that the Company used in arriving at its guidance (unaudited, amounts in thousands except percentages and per share amounts):

	Expected Ranges
Portfolio NOI

Properties Owned December 31, 2013	$104,000	—	$107,000
Properties Sold(1)		(3,875)
Assumption for Additional Dispositions(2)		(2,000)
Properties Acquired(3)		2,400
Assumption for Additional Acquisitions(4)		2,475

Total NOI	$103,000		$106,000

Interest and Other Income		$6,500

FFO from Unconsolidated Joint Ventures	$4,750	—	$5,250

Interest Expense(5)	$24,000	—	$26,000

G&A	$20,000	—	$22,000

Preferred Dividends		$12,400

Weighted Average Shares and Units	60,500	—	61,000

Year-End Occupancy(6)	88.0%	—	89.5%

Same Property NOI – Accrual Basis(7)	2.5%	—	4.0%

(1)	Reflects the disposition of Girard Business Center and Gateway Center which were sold in January 2014, and the disposition of West Park and Patrick Center, which were sold in April 2014.
(2)	Assumes $100 million of additional dispositions are made throughout 2014. This is solely an assumption for the purposes of providing guidance and is in addition to the properties sold as of the date hereof and listed in footnote (1) above. The Company has not identified any specific properties in its additional disposition guidance. As such, no properties in the assumed $100 million of additional dispositions were held-for-sale at March 31, 2014. In addition, the Company can provide no assurances regarding the timing or pricing of any potential dispositions, or that such dispositions will occur at all.
(3)	Reflects the anticipated 2014 NOI from the acquisition of 1401 K Street, NW, which the Company acquired on April 8, 2014.

Earnings Release - Continued

(4)	Reflects the assumed NOI contribution from additional acquisitions made throughout 2014, excluding the 2014 NOI from 1401 K Street, NW. However, the Company can provide no assurances regarding the timing or pricing of any potential acquisitions, or that such additional acquisitions will occur at all.
(5)	Assumes proceeds from properties sold, as well as the assumed additional dispositions are used to repay amounts outstanding under the Company’s unsecured revolving credit facility, and capital for additional acquisitions are drawn from the unsecured revolving credit facility, with the exception of the $37.3 million mortgage the Company assumed with the acquisition of 1401 K Street, NW.
(6)	Assumes Gateway Center, Girard Business Center, West Park and Patrick Center are the only 2014 dispositions, and 1401 K Street, NW is the only 2014 acquisition.
(7)	Assumes Gateway Center, Girard Business Center, West Park and Patrick Center are the only 2014 dispositions.

The Company’s guidance is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change. The Company may change its guidance as actual and anticipated results vary from these assumptions.

Guidance Range for 2014	Low Range	High Range
Net loss attributable to common shareholders per diluted share	$(0.15)	$(0.09)
Real estate depreciation(1)	1.08	1.09
Net loss attributable to noncontrolling interests and items excluded from Core FFO per diluted share(2)	(0.01)	—

Core FFO per diluted share	$0.92	$1.00

(1)	Includes the Company’s pro-rata share of depreciation from its unconsolidated joint ventures and depreciation related to the Company’s disposed properties.
(2)	Items excluded from Core FFO consist of the gains or losses associated with disposed properties, the costs associated with the informal SEC inquiry, if any, and acquisition costs.

Investor Conference Call and Webcast

First Potomac Realty Trust will host a conference call on April 25, 2014 at 9:00 AM ET to discuss first quarter results. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. A replay of the call will be available from 12:00 Noon ET on April 25, 2014, until midnight ET on May 2, 2014. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers, and entering pin number 13577954.

A live broadcast of the conference call will also be available online at the Company’s website, www.first-potomac.com, on April 25, 2014, beginning at 9:00 AM ET. An online replay will follow shortly after the call and will continue for 90 days.

Annual Meeting of Shareholders

First Potomac Realty Trust will hold its 2014 Annual Meeting of Shareholders on Tuesday, May 20, 2014, at 11:00 a.m. ET at the Company’s corporate headquarters at 7600 Wisconsin Avenue, 10th Floor in Bethesda, Maryland for shareholders of record as of the close of business on March 14, 2014. The Company’s proxy statement was filed on April 4, 2014 with the Securities and Exchange Commission.

About First Potomac Realty Trust

First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, operating, developing and redeveloping office and business park properties in the greater Washington, D.C. region. As of March 31, 2014, the Company’s consolidated portfolio totaled 8.7 million square feet. Based on annualized cash basis rent, the Company’s portfolio consists of 54% office properties and 46% business park and industrial properties. A key element of First Potomac’s overarching strategy is its dedication to sustainability. Over one million square feet of First Potomac property is LEED Certified, with the potential for another 700,000 square feet in future development projects. Approximately half of the portfolio’s multi-story office square footage is LEED or Energy Star Certified. FPO common shares (NYSE: FPO) and preferred shares (NYSE: FPO-PA) are publicly traded on the New York Stock Exchange.

Earnings Release - Continued

Non-GAAP Financial Measures

Funds from Operations – Funds from operations (“FFO”) represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains (losses) on sales of real estate and impairments of real estate assets, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company also excludes any depreciation and amortization related to third parties from its consolidated joint ventures from its FFO calculation.

The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999, April 2002 and January 2012), which may differ from the methodology for calculating FFO utilized by other equity real estate investment trusts (“REITs”) and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding common Operating Partnership units for the periods presented.

Core FFO – Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, legal costs associated with the informal SEC inquiry, personnel separation costs, contingent consideration charges and acquisition costs.

The Company’s presentation of FFO in accordance with the NAREIT white paper, or presentation of Core FFO, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The Company’s FFO and Core FFO calculations are reconciled to net income in the Company’s Consolidated Statements of Operations included in this release.

NOI – The Company defines net operating income (“NOI”) as operating revenues (rental income, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Management believes that NOI is a useful measure of the Company’s property operating performance as it provides a performance measure of the revenues and expenses directly associated with owning, operating, developing and redeveloping office and business park properties, and provides a perspective not immediately apparent from net income or FFO. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company’s NOI calculations are reconciled to total revenues and total operating expenses at the end of this release.

Earnings Release - Continued

Same-Property NOI – Same-Property Net Operating Income (“Same-Property NOI”), defined as operating revenues (rental, tenant reimbursements and other revenues) less operating expenses (property operating expenses, real estate taxes and insurance) from the properties owned by the Company for the entirety of the periods compared, is a primary performance measure the Company uses to assess the results of operations at its properties. As an indication of the Company’s operating performance, Same-Property NOI should not be considered an alternative to net income calculated in accordance with GAAP. A reconciliation of the Company’s Same-Property NOI to net income from its consolidated statements of operations is presented below. The Same-Property NOI results exclude corporate-level expenses, as well as certain transactions, such as the collection of termination fees, as these items vary significantly period-over-period, thus impacting trends and comparability. Also, the Company eliminates depreciation and amortization expense, which are property level expenses, in computing Same-Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to distinguish whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition of additional properties. While this presentation provides useful information to management and investors, the results below should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of total Company performance.

Forward Looking Statements

The forward-looking statements contained in this press release, including statements regarding the Company’s 2014 Core FFO guidance and related assumptions, potential sales and the timing of such sales, and future acquisition and growth opportunities, are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions on acceptable terms; the Company’s ability to manage its current debt levels and repay or refinance its indebtedness upon maturity or other required payment dates; the Company’s ability to maintain financial covenant compliance under its debt agreements; the Company’s ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the U.S. Securities and Exchange Commission (the “SEC”); the Company’s ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying the Company’s earnings and Core FFO guidance and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Earnings Release - Continued

Consolidated Statements of Operations

(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013
Revenues:
Rental	$31,940	$30,693
Tenant reimbursements and other	9,474	8,465

Total revenues	41,414	39,158

Operating expenses:
Property operating	12,898	10,311
Real estate taxes and insurance	4,269	4,511
General and administrative	5,196	5,267
Acquisition costs	68	—
Depreciation and amortization	15,104	13,987

Total operating expenses	37,535	34,076

Operating income	3,879	5,082

Other expenses, net:
Interest expense	5,812	9,958
Interest and other income	(1,759)	(1,530)
Equity in losses (earnings) of affiliates	227	(28)

Total other expenses, net	4,280	8,400

Loss from continuing operations	(401)	(3,318)

Discontinued operations:
(Loss) income from operations	(1,096)	5,281
Gain on sale of real estate property	54	—

(Loss) income from discontinued operations	(1,042)	5,281

Net (loss) income	(1,443)	1,963

Less: Net loss attributable to noncontrolling interests	195	59

Net (loss) income attributable to First Potomac Realty Trust	(1,248)	2,022

Less: Dividends on preferred shares	(3,100)	(3,100)

Net loss attributable to common shareholders	$(4,348)	$(1,078)

Earnings Release - Continued

	Three Months Ended March 31,
	2014	2013

Net loss attributable to common shareholders	$(4,348)	$(1,078)

Depreciation and amortization:
Real estate assets	15,104	13,987
Discontinued operations	455	2,921
Unconsolidated joint ventures	1,289	1,352
Consolidated joint ventures	—	(51)
Gain on sale of real estate property	(54)	—
Net loss attributable to noncontrolling interests in the Operating Partnership	(195)	(54)

Funds from operations available to common shareholders	$12,251	$17,077

Earnings Release - Continued

Consolidated Statements of Operations

(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013

Funds from operations (FFO)	$15,351	$20,177
Less: Dividends on preferred shares	(3,100)	(3,100)

FFO available to common shareholders	12,251	17,077
Deferred abatement and straight-line amortization	1,045	(1,567)
Acquisition costs	68	—
Legal costs associated with informal SEC inquiry	—	336

Core FFO	$13,364	$15,846

Basic and diluted earnings per common share:
Loss from continuing operations	$(0.06)	$(0.12)
(Loss) income from discontinued operations	(0.02)	0.10

Net loss	$(0.08)	$(0.02)

Weighted average common shares outstanding – basic and diluted	58,097	50,404

FFO available to common shareholders per share – basic and diluted	$0.20	$0.32

Core FFO per share – diluted	$0.22	$0.30

Weighted average common shares and units outstanding:
Basic	60,726	53,002
Diluted	60,794	53,106

Earnings Release - Continued

Consolidated Balance Sheets

(Amounts in thousands, except per share amounts)

	March 31, 2014	December 31, 2013
	(unaudited)
Assets:
Rental property, net	$1,201,015	$1,203,299
Assets held-for-sale	12,564	45,861
Cash and cash equivalents	14,842	8,740
Escrows and reserves	3,669	7,673
Accounts and other receivables, net of allowance for doubtful accounts of $896 and $1,181, respectively	14,853	12,384
Accrued straight-line rents, net of allowance for doubtful accounts of $109 and $92, respectively	32,863	30,332
Notes receivable, net	63,782	54,696
Investment in affiliates	48,818	49,150
Deferred costs, net	42,085	43,198
Prepaid expenses and other assets	10,139	8,279
Intangible assets, net	36,706	38,848

Total assets	$1,481,336	$1,502,460

Liabilities:
Mortgage loans	$275,095	$274,648
Unsecured term loan	300,000	300,000
Unsecured revolving credit facility	96,000	99,000
Accounts payable and other liabilities	36,003	41,296
Accrued interest	1,646	1,663
Rents received in advance	5,627	6,118
Tenant security deposits	5,917	5,666
Deferred market rent, net	1,432	1,557

Total liabilities	721,720	729,948

Noncontrolling interests in the Operating Partnership	34,707	33,221

Equity:
Preferred Shares, $0.001 par value, 50,000 shares authorized; Series A Preferred Shares, $25 liquidation preference, 6,400 shares issued and outstanding	$160,000	$160,000
Common shares, $0.001 par value, 150,000 shares authorized; 58,758 and 58,704 shares issued and outstanding, respectively	59	59
Additional paid-in capital	910,047	911,533
Noncontrolling interests in consolidated partnerships	870	781
Accumulated other comprehensive loss	(3,668)	(3,836)
Dividends in excess of accumulated earnings	(342,399)	(329,246)

Total equity	724,909	739,291

Total liabilities, noncontrolling interests and equity	$1,481,336	$1,502,460

Earnings Release - Continued

Same-Property Analysis

(unaudited, dollars in thousands)

	Three Months Ended March 31,
	2014	2013
Same-Property NOI(1)

Total base rent	$30,916	$30,069
Tenant reimbursements and other	8,885	7,730
Property operating expenses	(11,588)	(9,786)
Real estate taxes and insurance	(4,100)	(4,181)

Same-Property NOI - accrual basis	24,113	23,832

Straight-line revenue, net	(362)	(407)
Deferred market rental revenue, net	(17)	19

Same-Property NOI - cash basis	$23,734	$23,444

Change in same-property NOI – accrual basis	1.2%
Change in same-property NOI – cash basis	1.2%

Same-property percentage of total portfolio on a square foot basis	97.2%

	Three Months Ended March 31,
	2014	2013
Reconciliation of Consolidated NOI to Same-Property NOI

Total revenues	$41,414	$39,158
Property operating expenses	(12,898)	(10,311)
Real estate taxes and insurance	(4,269)	(4,511)

NOI	24,247	24,336

Less: Non-same property NOI(2)	(134)	(504)

Same-Property NOI – accrual basis	24,113	23,832

Snow and ice removal costs, net of recoveries	884	310

Same-Property NOI – accrual basis (excluding snow and ice removal costs)	$24,997	$24,142

Change in same-property NOI – accrual basis (excluding snow and ice removal costs)	3.5%

Change in Same-Property NOI (accrual basis)

By Region	Three Months Ended March 31, 2014	Percentage of Base Rent
Washington, D.C.	4.4%	14%
Maryland	(8.0)%	27%
Northern Virginia	3.9%	35%
Southern Virginia	6.4%	24%

By Property Type
Business Park / Industrial	5.7%	45%
Office	(2.7)%	55%

(1)	Same-property comparisons are based upon those consolidated properties owned and in-service for the entirety of the periods presented. Same-property results exclude the operating results of the following non same-properties that were owned as of March 31, 2014: 440 First Street, NW, Storey Park, West Park, Patrick Center and a building at Redland Corporate Center.
(2)	Non-same property NOI has been adjusted to reflect a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes.